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                                                                      EXHIBIT 12

                      H. J. HEINZ COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                Nine Months
                                                                   Ended
                                                                January 29,
                                                                   2003
                   (Thousands of Dollars)                      -------------
Fixed Charges:
  Interest expense*.........................................     $169,817
  Capitalized interest......................................           --
  Interest component of rental expense......................       21,870
                                                                 --------
     Total fixed charges....................................     $191,687
                                                                 --------
Earnings:
  Income from continuing operations before income taxes and
     effect of change in accounting principle...............     $703,548
  Add: Interest expense*....................................      169,817
  Add: Interest component of rental expense.................       21,870
  Add: Amortization of capitalized interest.................        1,213
                                                                 --------
     Earnings as adjusted...................................     $896,448
                                                                 --------
  Ratio of earnings to fixed charges........................         4.68
                                                                 ========

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* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.